Exhibit 99.1

For Immediate Release
PRESS RELEASE	Contact: Investor Relations
Tel: 281.529.7799
GLOBAL INDUSTRIES, LTD. ANNOUNCES
NEW CHIEF EXECUTIVE OFFICER AND RESULTS
FOR THE FOURTH QUARTER AND YEAR END 2009
Carlyss, Louisiana, February 24, 2010 — Global Industries, Ltd. (Nasdaq: GLBL) today announced the appointment of a new Chief Executive Officer and results for the fourth quarter and year ended December 31, 2009.
The Company announced that John B. Reed, Jr. has been named Chief Executive Officer of the Company, effective March 2, 2010. Mr. Reed will also become a Director of the Company effective on the same date. John A. Clerico will continue to serve as Chairman of the Board to ensure a smooth transition.
Mr. Clerico stated, “On behalf of our entire Board of Directors, I am very pleased to welcome John Reed to Global Industries. His industry knowledge, operating experience and proven leadership capabilities make him an ideal candidate to lead the Company. In addition to improving Global’s position in our traditional offshore marine services markets, John has the vision and skills to lead Global in the deepwater market with our new Global 1200 and Global 1201. I know he will receive strong support from the entire Global team.”
John Reed joins Global with more than thirty years experience in the offshore construction industry. Most recently, he served as Chief Executive Officer of Heerema Marine Contractors after holding a number of other senior roles with the Heerema Group including Chief Executive Officer of INTEC Engineering, Inc. He previously held a number of other management roles at Heerema in project management, business development and engineering capacities. He holds a Bachelors degree in Engineering from the University of Mississippi and an MBA from Delta State University. Mr. Reed previously served as a member of the Board of Directors of the National Ocean Industries Association, is a past President of the International Pipeline and Marine Contractors Association and past Chairman of the International Marine Contractors Association, America’s Deepwater Division.
With respect to the results for the fourth quarter of 2009, revenues were $146.3 million compared to $250.4 million for the fourth quarter of 2008. Net loss was $5.3 million, or $0.05 per diluted share, for the fourth quarter of 2009 compared to a net loss of $28.1 million, or $0.25 per diluted share, for the fourth quarter of 2008.
Revenues were $914.3 million in fiscal year 2009 compared to $1.07 billion in fiscal year 2008. Net income was $73.7 million, or $0.64 per diluted share, in fiscal year 2009. This compares to a net loss of $119.2 million, or $1.05 per diluted share, in fiscal year 2008.
Commenting on the fourth quarter results, Chairman and Chief Executive Officer John A. Clerico stated, “The winter seasonal downturn, as well as continued delays and postponements of new offshore oil and gas projects, have impacted our fourth quarter results. We have taken proactive steps to cut costs in an effort to better align the cost of our operations with our revenues, which include stacking idle vessels and seasonal layoffs. We are committed to winning business, increasing our project backlog and successfully executing projects for our customers. While our order backlog declined from last year’s level of $519.7 million to $103.8 million at the end of 2009, we were successful in booking an additional $91.4 million of new work during January, 2010. Our plan for 2010 is to aggressively and strategically pursue new projects in our niche markets. While we have substantially completed our cost cutting activities, we shall continue to proactively implement cost control measures to appropriately size our operations, as needed.
Mr. Clerico further stated, “We are pleased to also announce that our and the Government’s investigation of our activities in West Africa have concluded without any fines or penalties being imposed upon the Company. Both the DOJ and SEC have concluded their investigations and are not recommending any enforcement actions against the Company. We remain committed to conducting our operations in an ethical fashion and in compliance with applicable laws.”
A conference call will be held at 9:00 a.m. Central Standard Time on February 25, 2010. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Fourth Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company’s website at www.globalind.com, where it will also be archived for anytime reference until March 18, 2010.
All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
Global Industries, Ltd. is a leading offshore solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. The Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company’s ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

New guidance regarding accounting for convertible debt instruments that may be settled in cash upon conversion became effective for our Company beginning January 1, 2009 and is applied retrospectively to all periods presented in this news release.
Set forth are the Company’s results of operations for the periods indicated.
RESULTS OF OPERATONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Results of Operations
Revenues	$146,338	$250,429	$914,348	$1,070,988
Cost of operations	137,692	237,330	755,301	1,084,581

Gross profit (loss)	8,646	13,099	159,047	(13,593)
Loss (gain) on asset disposals and impairments	1,084	1,228	(7,165)	856
Selling, general and administrative expenses	13,530	21,925	69,165	95,364

Operating income (loss)	(5,968)	(10,054)	97,047	(109,813)

Interest income	426	1,768	2,020	14,477
Interest expense	(3,083)	(3,861)	(13,061)	(16,439)
Other income (expense), net	723	1,225	7,302	(641)

Income (loss) before taxes	(7,902)	(10,922)	93,308	(112,416)
Income tax (benefit) expense	(2,651)	17,139	19,577	6,775

Net income (loss)	$(5,251)	$(28,061)	$73,731	$(119,191)

Earnings (Loss) Per Common Share
Basic	$(0.05)	$(0.25)	$0.65	$(1.05)
Diluted	$(0.05)	$(0.25)	$0.64	$(1.05)

Weighted Average Common Shares Outstanding
Basic	112,872	112,190	112,631	113,647
Diluted	112,872	112,190	113,125	113,647

Other Data
Depreciation and amortization	$13,413	$16,439	$66,047	$67,163
Backlog at End of Period			$103,758	$519,652

During the first quarter of 2009, we discontinued allocation of corporate stewardship costs to our reportable segments. This change has been reflected as a retrospective change to the financial information for the three months and twelve months ended December 31, 2009 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are the Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
Total segment revenues
North America OCD	$15,788	$22,697	$124,749	$81,137
North America Subsea	46,836	42,983	158,929	146,105
Latin America	43,739	81,715	229,273	266,974
West Africa	3,261	12,213	104,300	152,877
Middle East	6,205	49,438	88,372	237,523
Asia Pacific/India	37,561	51,133	244,441	223,450

Subtotal	153,390	260,179	950,064	1,108,066

Intersegment eliminations
North America OCD	(978)	—	(978)	—
North America Subsea	(6,074)	(7,526)	(31,468)	(30,713)
Latin America	—	(650)	—	(2,724)
Middle East	—	(1,574)	(3,270)	(3,641)

Subtotal	(7,052)	(9,750)	(35,716)	(37,078)

Consolidated revenues	$146,338	$250,429	$914,348	$1,070,988

Income (loss) before taxes
North America OCD	$(6,260)	$(3,090)	$(1,336)	$(14,963)
North America Subsea	8,907	4,356	34,879	11,262
Latin America	(3,609)	2,917	8,216	(9,215)
West Africa	(2,682)	(14,083)	27,468	(33,470)
Middle East	(7,012)	(1,900)	8,901	(75,668)
Asia Pacific/India	6,968	11,370	41,319	46,687
Corporate	(4,214)	(10,492)	(26,139)	(37,049)

Consolidated income (loss) before taxes	$(7,902)	$(10,922)	$93,308	$(112,416)

CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$344,855	$287,669
Restricted cash	1,139	94,516
Marketable securities	30,750	—
Accounts receivable — net of allowance of $2,765 for 2009 and $12,070 for 2008	160,273	180,018
Unbilled work on uncompleted contracts	92,569	86,011
Contract costs incurred not yet recognized	489	11,982
Deferred income taxes	2,945	7,223
Assets held for sale	16,152	2,181
Prepaid expenses and other	31,596	44,585

Total current assets	680,768	714,185

Property and Equipment, net	722,819	599,078

Other Assets
Marketable securities — long-term	11,097	42,375
Accounts receivable — long-term	12,294	22,246
Deferred charges, net	49,866	70,573
Goodwill	37,388	37,388
Other	9,961	3,508

Total other assets	120,606	176,090

Total	$1,524,193	$1,489,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	192,008	207,239
Employee-related liabilities	18,079	26,113
Income taxes payable	45,301	38,649
Accrued anticipated contract losses	322	35,055
Other accrued liabilities	15,489	22,275

Total current liabilities	275,159	333,291

Long-Term Debt	294,366	289,966
Deferred Income Taxes	69,998	64,020
Other Liabilities	15,171	13,266

Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 150,000 authorized, and 119,989 and 119,650 shares issued at December 31, 2009 and 2008, respectively	1,200	1,197
Additional paid-in capital	513,353	509,345
Retained earnings	468,430	394,699
Treasury stock at cost, 6,130 shares	(105,038)	(105,038)
Accumulated other comprehensive loss	(8,446)	(11,393)

Total shareholders’ equity	869,499	788,810

Total	$1,524,193	$1,489,353

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